UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2003

H&R BLOCK, INC.
(Exact name of registrant as specified in charter; Issuer of the securities held pursuant to the H&R Block, Inc. 2000 Employee Stock Purchase Plan)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 753-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Accountants

On May 12, 2003, PricewaterhouseCoopers LLP (“PwC”) informed the administrator of the H&R Block, Inc. 2000 Employee Stock Purchase Plan (the “Plan”) that it has declined to stand for re-election as the independent accountants for the Plan upon completion of the audit of the Plan’s financial statements for the fiscal year ended April 30, 2003 and services related thereto.

The reports of PwC on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the two most recent fiscal years and through May 12, 2003, the date of this Form 8-K, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through May 12, 2003, the date of this Form 8-K, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). The Plan has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated May 16, 2003, is attached hereto as Exhibit 16.1 to this Form 8-K.

(b)     New Independent Accountants.

In accordance with the Audit Committee Charter, H&R Block, Inc.'s Audit Committee will select the Plan's independent public accountants for the fiscal year ending April 30, 2004.

Item 7. Financial Statements and Exhibits.

(c)     Exhibits. The following exhibit is filed with this report:

Exhibit 16.1 — Letter from PwC to the Securities and Exchange Commission dated May 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN By: /s/ James H. Ingraham —————————————— James H. Ingraham Senior Vice President and General Counsel H&R Block, Inc.

Date: May 16, 2003

EXHIBIT INDEX

Exhibit 16.1 Letter from PwC to the Securities and Exchange Commission dated May 16, 2003.